Exhibit 23


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Aluminum Company of America on Form S-8 (Registration Nos. 33-22346, 33-24846, 33-49109, 33-60305,
333-00033 and 333-27903) and Form S-3 (Registration Nos. 33-60045 and 33-64353) of our reports dated January 8, 1998, except for Note V, for which the date is February 6, 1998, on our audits of the consolidated financial statements and financial statement schedule of Aluminum Company of America and consolidated subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which reports are incorporated by reference or included in this Form 10-K.

                                        /s/Coopers & Lybrand L.L.P
                                        COOPERS & LYBRAND L.L.P.


600 Grant Street
Pittsburgh, Pennsylvania
March 9, 1998